Exhibit 10.1
AMENDMENT NO. 3
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of October 18, 2007 (the “Effective Date”), by and among (a) GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the “Parent”), GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable (the “Mexican Borrower”), and GLOBAL INDUSTRIES INTERNATIONAL, L.L.C., a Louisiana limited liability company, in its capacity as general partner of GLOBAL INDUSTRIES INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership (the “Cayman Borrower” and together with the Parent and the Mexican Borrower, each a “Borrower” and collectively, the “Borrowers”), (b) the financial institutions parties hereto which are Lenders party to the Credit Agreement (as defined below); and (c) Calyon New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
     A. The Parent, the Mexican Borrower, the Cayman Borrower, the Administrative Agent and the lenders signatory thereto (the “Lenders”) are parties to that certain Third Amended and Restated Credit Agreement dated as of June 30, 2006 as amended by Amendment No. 1 thereto dated as of October 6, 2006 and Amendment No. 2 thereto dated as of July 26, 2007 (as so amended, the “Credit Agreement”).
     B. The parties hereto wish to enter into this Amendment to amend certain terms and provisions of the Credit Documents as set forth herein.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
AMENDMENT
     2.01 Amendment to Section 1.01 (Restated Definitions). Section 1.01 of the Credit Agreement is hereby amended by restating the following definitions in their entirety with the following:
     “Applicable Margin” means, at any time with respect to each Type of Advance, each Letter of Credit, and the Revolving Commitment Fee, the percentage rate per annum as set forth below for the Level in effect at such time:

	LEVEL	LEVEL	LEVEL	LEVEL	LEVEL
	I	II	III	IV	V
Eurodollar Advances and Letter of Credit Fee	0.75%	1.00%	1.25%	1.50%	1.75%
Base Rate Advances	0.00%	0.00%	0.25%	0.50%	0.75%
Revolving Commitment Fee	0.25%	0.30%	0.35%	0.40%	0.50%
     “Consolidated EBITDA” means, for any Person and its Subsidiaries calculated on a consolidated basis for any period:
     (a) Consolidated Net Income for such period plus
     (b) to the extent deducted in determining Consolidated Net Income, (i) cash Consolidated Interest Expense, (ii) foreign, federal, state, and local taxes on Net Income net of credits, (iii) depreciation expense, (iv) amortization expense, (v) non-operating, non-cash charges, and (vi) fees and expenses incurred in connection with this Agreement and the incurrence of other Debt permitted under Section 6.02 minus
     (c) to the extent included in determining Consolidated Net Income, extraordinary non-operating gains, non-cash charges related to the impairment of assets and other gains or losses in connection with the sale or disposal of assets, each net of related income taxes, all determined in accordance with GAAP.
     “Equity Issuance” means any issuance of equity securities (including any preferred equity securities) by the Parent or any of its Subsidiaries other than equity securities issued (a) to the Parent or one of its Subsidiaries; (b) pursuant to employee or director and officer benefit or dividend reinvestment plans or stock option or purchaser plans in the ordinary course of business; (c) as consideration in connection with any investment by the Parent or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Parent or any of its

Subsidiaries; or (d) in connection with the conversion of the Convertible Unsecured Debentures.
     “Excluded Vessels” means each of the vessels owned by the Loan Parties other than the vessels listed on Schedule 4.17.
     “Fixed Charge Coverage Ratio” means, for the Parent and its Subsidiaries on a consolidated basis, as of the end of any fiscal quarter, for the then most-recently ended four fiscal quarters, the ratio of (a) the Parent’s Consolidated EBITDA to (b) the sum of (i) cash Consolidated Interest Expense, (ii) to the extent not included in cash Consolidated Interest Expense, letter of credit fees, (iii) mandatory scheduled principal payments on any Debt, (iv) Capital Expenditures relating solely to dry-docking expenses of vessels of the Parent and its Subsidiaries, (v) Capital Lease Obligations for the then most-recently ended four fiscal quarters and (vi) repurchases of the common stock of the Parent (excluding up to $75,000,000.00 of the amount of any such stock repurchases made in conjunction with the offering of the Convertible Unsecured Debentures).
     “Foreign Vessel Mortgages” means each of the vessel mortgages in substantially the form of the attached Exhibit G (or such other form as reasonably acceptable to the Administrative Agent and the Parent) and executed by each Foreign Loan Party which owns a Mortgaged Vessel to secure the Foreign Obligations.
     “Leverage Ratio” means, as of the last day of any fiscal quarter of the Parent, the ratio of (a) (i) Consolidated Debt (excluding surety bonds, Performance Letters of Credit, Documentary Letters of Credit and Contingent Obligations) as of such day minus (ii) the amount of unrestricted cash, marketable securities and Liquid Investments of the Borrowers and their Subsidiaries which are Guarantors as of such day to the extent such amount exceeds $25,000,000.00 to (b) the Parent’s Consolidated EBITDA for the four fiscal quarters then ended.
     “Material Subsidiary” means any Subsidiary of the Parent (a) having total assets or annual gross revenues in excess of $10,000,000.00 (or the Equivalent Amount if denominated in a currency other than Dollars) or (b) that owns any Mortgaged Vessel, and “Material Subsidiaries” means all such Subsidiaries collectively.
     “Maturity Date” means the earlier of (a) October 18, 2012 and (b) the earlier termination in whole of the Commitments in accordance with the provisions of this Agreement.
     “Mortgaged Vessels” means each of the vessels listed on Schedule 4.17.

     “Swingline Commitment” means the obligation of the Swingline Bank to make Swingline Advances up to a maximum principal amount of $25,000,000.00 at any time outstanding.
     “US Vessel Mortgages” means each of the vessel mortgages in substantially the form of the attached Exhibit G (or such other form as reasonably acceptable to the Administrative Agent and the Parent) and executed by each US Loan Party which owns a Mortgaged Vessel to secure the Obligations.
     2.02 Amendment to Section 1.01 (New Definitions). Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:
     “Collateral Coverage Ratio” means the ratio of (i) the sum of (A) the aggregate Orderly Liquidation Value of all Eligible Mortgaged Vessels as determined by the most recent Appraisal Report delivered to Administrative Agent and the Lenders pursuant to Section 3.01(m) or Section 5.14, and (B) the fair market value (as set forth in the most recent appraisal delivered to Administrative Agent) of Eligible Real Property to (ii) the amount of the Revolving Commitments.
     “Consolidated Tangible Net Worth” means, for the Parent and its Subsidiaries calculated on a consolidated basis at any time, tangible net worth, as determined in accordance with GAAP.
     “Liquidity” means, as of any date of determination, (a) the amount equal to the amount that Borrowers are entitled to borrow as Revolving Advances hereunder (after giving effect to all then outstanding Obligations and all sublimits and reserves then applicable hereunder) plus (b) the amount of unrestricted cash, marketable securities and Liquid Investments of the Borrowers and their Subsidiaries which are Guarantors minus (c) $25,000,000.00.
     “Third Amendment” means Amendment No. 3 to this Agreement dated as of the Third Amendment Effective Date.
     “Third Amendment Effective Date” means October 18, 2007.
     2.03 Amendment to Section 1.01 (Deleted Definitions). Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Collateral Coverage Amount” in its entirety.
     2.04 Amendment to Section 2.01(a). Section 2.01(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (a) Revolving Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrowers in Dollars from time to time on any Business Day during the period from the Closing Date until the Maturity Date; provided that, (i) the sum of (A)

the aggregate outstanding principal amount of the Revolving Advances plus (B) the Letter of Credit Exposure plus (C) the aggregate outstanding principal amount of the Swingline Advances may not exceed at any time the aggregate amount of the Revolving Commitments and (ii) the aggregate outstanding Revolving Advances plus the aggregate outstanding Swingline Advances made to the Mexican Borrower plus the aggregate Letter of Credit Exposure with respect to Letters of Credit issued for the account of the Mexican Borrower may not exceed $50,000,000.00. Each Revolving Borrowing shall be in an aggregate amount not less than $2,000,000.00 and in integral multiples of $500,000.00 in excess thereof and shall consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Commitments. Within the limits of each Lender’s Revolving Commitment, the Borrowers may from time to time borrow, prepay pursuant to Section 2.07 and reborrow under this Section 2.01(a).
     2.05 Amendment to Section 2.01(c). Section 2.01(c) of the Credit Agreement (Collateral Coverage Amount) is hereby deleted and replaced in its entirety with the following:
     (c) [Intentionally omitted].
     2.06 Amendment to Section 2.01(d)(i). Section 2.01(d)(i) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (i) On the terms and conditions set forth in this Agreement, the Swingline Bank agrees to from time to time on any Business Day during the period from the Closing Date until the last Business Day occurring before the Maturity Date, make advances (“Swingline Advances”) in Dollars under the Swingline Notes to the Borrowers for periods of up to five Business Days (except that no Swingline Advance may mature after the Maturity Date), bearing interest at the Alternate Base Rate plus the Applicable Margin for Base Rate Advances, and in an aggregate principal amount not to exceed the Swingline Commitment at any time; provided that (i) the sum of (A) the aggregate principal amount of outstanding Revolving Advances plus (B) the aggregate principal amount of outstanding Swingline Advances plus (C) the Letter of Credit Exposure shall never exceed the aggregate Revolving Commitments at such time and (ii) the aggregate outstanding Revolving Advances plus the aggregate outstanding Swingline Advances made to the Mexican Borrower plus the aggregate Letter of Credit Exposure with respect to Letters of Credit issued for the account of the Mexican Borrower may not exceed $50,000,000.00; and provided further that no Swingline Advance shall be made by the Swingline Bank if the statements set forth in Section 3.02 are not true on the date of such Swingline Advance, it being agreed by the Borrowers that the giving of the applicable Notice of Borrowing and the acceptance by any Borrower of the proceeds of such Swingline Advance shall constitute a representation and warranty by the Borrowers that on the date of such Swingline Advance such statements are true. Subject to the other provisions hereof, the Borrowers may from time to time borrow, prepay (in whole or in part) and reborrow Swingline Advances. Immediately upon the making of a

Swingline Advance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Bank a risk participation in such Swingline Advance in an amount equal to the product of such Lender’s Pro Rata share times the amount of such Swingline Advance.
     2.07 Amendment to Section 2.01(e). Section 2.01(e) of the Credit Agreement is hereby amended by (a) deleting the text “$150,000,000” and replacing it with “$250,000,000” and (b) deleting the “and” at the end of subsection (iv) thereof, replacing the period at the end of subsection (v) thereof with “;” and adding the following new subsections (vi), (vii) and (viii):
     (vi) the Collateral Coverage Ratio shall be no less than 1.50 to 1.00 immediately after giving effect to such increase;
     (vii) the Administrative Agent shall have received an updated Appraisal Report dated within two years prior to the date of such increase; and
     (viii) unless the documentation delivered in connection with the effectiveness of the Third Amendment otherwise authorizes Obligations hereunder in an aggregate principal amount up to $250,000,000, a certificate of a Responsible Officer of each Borrower certifying that such Borrower has been duly authorized by resolution of such Borrower’s Board of Directors or other governing body to incur any and all Obligations hereunder up to an aggregate principal amount of $250,000,000.
     2.08 Amendment to Section 2.07(c)(i). Section 2.07(c)(i) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (i) or if the Revolving Advances and the Swingline Advances have been repaid in full (including after giving effect to this Section 2.07(c)(i)), make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, on any date on which the outstanding principal amount of the Revolving Advances plus the Letter of Credit Exposure plus the outstanding principal amount of the Swingline Advances exceeds the aggregate Revolving Commitments, in the amount of such excess;
     2.09 Amendment to Section 2.07(c)(iv). Section 2.07(c)(iv) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (iv) if and only if Liquidity is equal to or less than $50,000,000, by an amount equal to (A) provided that no Event of Default has occurred and is continuing, (1) 100% of the Net Cash Proceeds in excess of $25,000,000.00 that the Parent or any of its Subsidiaries receives from the sale, lease, transfer or other disposition of any Property to third parties to the extent such Net Cash Proceeds are not reinvested or committed to be reinvested through executed construction contracts by the Parent or such Subsidiary in (x) replacement assets of comparable value and utility or (y) improvements to existing assets of the Parent or such Subsidiary within 180 days after receipt of such proceeds, on the

185th day after receipt of such Net Cash Proceeds and (2) 100% of the Net Cash Proceeds in excess of $25,000,000.00 that the Parent or any of its Subsidiaries receives from Insurance Policies or condemnation awards in connection with a Casualty Event to the extent such insurance proceeds or condemnation proceeds are not reinvested in replacement assets of comparable value and utility within 180 days after receipt of such proceeds, on the 185th day after receipt of such Net Cash Proceeds or (B) if an Event of Default has occurred and is continuing, then 100% of the Net Cash Proceeds that the Parent or any of its Subsidiaries receives from the sale of any asset or any Insurance Policy or condemnation award in connection with a Casualty Event; and
     2.10 Amendment to Section 2.15(a)(i). Section 2.15(a)(i) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed (A) the aggregate Revolving Commitments minus (B) the sum of the aggregate outstanding principal amount of all Revolving Advances and the aggregate outstanding principal amount of the Swingline Advances;
     2.11 Amendment to Section 5.05(o). Section 5.05(o) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (o) Insurance. As soon as available, but in any event within 45 days following renewal of its insurance policies, the Parent will deliver a report prepared by the Parent’s independent insurance broker which report (1) lists all insurance policies and programs then in effect as required pursuant to Section 4.14 and Section 5.02, (2) specifies for each such policy and program, (A) the amount thereof, (B) the risks insured against thereby, (C) the name of the insurer and each insured party thereunder and (D) the policy or other identification number thereof, and (3) certifies that all such policies and programs are (A) in full force and effect, (B) are placed with such insurance companies, underwriters or associations, in such amounts, against such risks, and in such form, as are customarily issued against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated and as are necessary or advisable for the protection of the Administrative Agent as mortgagee, and (C) conform with the requirements of this Agreement and the Security Documents;
     2.12 Amendment to Section 5.05(p). Section 5.05(p) of the Credit Agreement (Financial Projections) is hereby amended by deleting the text “60 days” and replacing it with “90 days”.
     2.13 Amendment to Section 5.05(q). Section 5.05(q) of the Credit Agreement (Collateral Reporting) is hereby deleted and replaced in its entirety with the following:
     (q) [Intentionally omitted];

     2.14 Amendment to Section 5.11(a). Section 5.11(a) of the Credit Agreement is hereby amended by deleting the text “one or more US Vessel Mortgages (if such new Subsidiary owns one or more Material Vessels),”.
     2.15 Amendment to Section 5.11(b). Section 5.11(b) of the Credit Agreement is hereby amended by deleting the text “one or more Foreign Vessel Mortgages (if such new Subsidiary owns one or more Material Vessels),”.
     2.16 Amendment to Section 5.12. Section 5.12 of the Credit Agreement (New Vessels) is hereby deleted and replaced in its entirety with the following:
     Section 5.12 [Intentionally omitted].
     2.17 Amendment to Section 5.14. Section 5.14 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 5.14 Appraisal Reports.
     (a) On the second anniversary of the Closing Date, and on each subsequent two-year anniversary of the Closing Date thereafter, the Parent shall deliver to Administrative Agent and the Lenders an independently prepared full appraisal with respect to the Mortgaged Vessels, in form, scope and methodology acceptable to Administrative Agent, addressed to Administrative Agent and upon which Administrative Agent and Lenders are expressly permitted to rely and setting forth, among other things the Orderly Liquidation Value of each Mortgaged Vessel as of the date appraised (each an “Appraisal Report”). Prior to the occurrence and during the continuance of an Event of Default, the cost of only one (1) Appraisal Report per two year period shall be at Borrowers’ expense.
     (b) [Intentionally omitted].
     (c) At any time the Administrative Agent, at the request of the Majority Lenders, may request that Borrowers deliver a desktop appraisal with respect to the Mortgaged Vessels, in form, scope and methodology acceptable to Administrative Agent, addressed to Administrative Agent and upon which Administrative Agent and Lenders are expressly permitted to rely and setting forth, among other things the Orderly Liquidation Value of each of the Mortgaged Vessels as of the date appraised. Upon receipt of such request, the Parent shall deliver such desktop appraisal to the Administrative Agent and the Lenders within 60 days after receipt of such request. Unless an Event of Default is in existence at the time of such request, the Lenders shall pay the costs of any such desktop appraisal requested by the Administrative Agent.
     (d) [Intentionally omitted].

     (e) Each Appraisal Report delivered under this Section 5.14 shall be in form, scope and substance satisfactory to the Administrative Agent in its reasonable discretion.
     2.18 Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 6.02 Debts, Guaranties and Other Obligations. The Parent will not, and will not permit any of its Subsidiaries to, create, assume, suffer to exist or in any manner become or be liable, in respect of any Debt except:
     (a) Debt of the Parent and its Subsidiaries under the Credit Documents;
     (b) intercompany Debt incurred in the ordinary course of business owed (i) by any Wholly Owned Subsidiary of the Parent to the Parent or to any other Wholly Owned Subsidiary of the Parent, (ii) by the Parent to any of its Wholly Owned Subsidiaries, and (iii) by any Foreign Subsidiary to another Foreign Subsidiary; provided that, (A) all such intercompany Debt shall be subordinated to the Obligations in accordance with the terms set forth in the Guaranties, (B) the aggregate amount of intercompany Debt incurred by and capital contributions or investments made pursuant to Section 6.04(a) to Subsidiaries that are not Loan Parties to any other Loan Party may not exceed $50,000,000, and (C) before and after giving effect to the incurrence of such intercompany Debt, no Default or Event of Default shall have occurred or be continuing;
     (c) Debt secured by the Liens permitted under paragraphs (c), (g) and (i) of Section 6.01;
     (d) any MARAD Financing used to finance the acquisition, construction, or improvement of the Parent’s or any of its Subsidiaries’ vessels (including any rearrangements, extensions, or refinancing thereof); provided, that the Parent and its Subsidiaries may not enter into additional MARAD Financing described in this clause (d) (other than rearrangements, extensions, or refinancings thereof) if a Default is continuing or entering into the additional indebtedness would reasonably be expected to cause a Default;
     (e) Debt listed on Schedule 6.02 and all extensions, amendments, refinancings, and renewals thereof so long as none of the principal amount of such Debt is increased;
     (f) reimbursement obligations of the Parent and its Subsidiaries in respect of any surety bonds or letters of credit otherwise permitted under this Agreement issued to secure payment of any insurance premiums, regulatory obligations, or trust fund obligations for the Parent or any of its Subsidiaries;
     (g) Unfunded Liabilities not giving rise to an Event of Default;

     (h) Capitalized Leases with an aggregate principal amount outstanding at any time not to exceed $250,000,000.00; provided that (i) before and after giving effect to the incurrence of such Debt, no Default or Event of Default shall have occurred or be continuing, (ii) the Leverage Ratio (calculated on a pro-forma basis as of the date of the issuance of such Debt after giving effect to the issuance of such Debt) shall not be greater than 2.40 to 1.00 and (iii) the Fixed Charge Coverage Ratio (calculated on a pro-forma basis as of the date of the issuance of such Debt after giving effect to the issuance of such Debt) shall not be less than 1.50 to 1.00;
     (i) Permitted Bond Obligations;
     (j) unsecured obligations other than Permitted Bond Obligations in respect of letters of credit, bonds and guaranties issued for the account of the Parent or any of its Subsidiaries to secure the Parent’s or any of its Subsidiaries’ performance obligations in the ordinary course of business with an aggregate face amount outstanding at time not to exceed $150,000,000.00 or its Equivalent Amount in another currency; provided that, before and after giving effect to the incurrence of such Debt, no Default or Event of Default shall have occurred or be continuing;
     (k) nonspeculative Financial Contract Obligations entered into in the ordinary course of business;
     (l) [Intentionally omitted];
     (m) Debt represented by the Convertible Unsecured Debentures pursuant to the Indenture issued under the initial issuance thereof; provided that (i) before and after giving effect to the issuance of such Debt, no Default or Event of Default shall have occurred or be continuing and (ii) such Debt shall have (A) affirmative and negative covenants that are no more restrictive than those set forth in this Agreement, (B) no restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify or otherwise supplement this Agreement or the other Credit Documents, (C) no collateral or other security for such Debt, (D) no restrictions on the ability of any Loan Party to guarantee the Obligations or pledge assets as collateral security for the Obligations, and (E) a scheduled maturity date that is no earlier than January 1, 2012;
     (n) Debt represented by the Convertible Unsecured Debentures pursuant to the Indenture issued under the over-allotment option exercised by the initial purchasers thereof; provided that (i) the aggregate principal amount of such Debt outstanding at any time shall not exceed $50,000,000.00, (ii) before and after giving effect to the incurrence of such Debt, no Default or Event of Default shall have occurred or be continuing, (iii) the Leverage Ratio (calculated on a pro-forma basis as of the date of the issuance of such Debt after giving effect to the issuance of such Debt) shall not be greater than 2.40 to 1.00 and (iv) the Fixed Charge Coverage Ratio (calculated on a pro-forma basis as of the date of the issuance of such Debt after giving effect to the issuance of such Debt) shall not be less than 1.50 to 1.00 and (v) such Debt shall have (A) affirmative and negative covenants that are no more restrictive than those set forth in this Agreement, (B) no restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify or otherwise supplement this Agreement or the other Credit Documents, (C) no collateral or other security for such Debt, (D) no restrictions on the ability of any Loan Party to guarantee the Obligations or pledge assets as collateral security for the Obligations, and (E) a scheduled maturity date that is no earlier than April 1, 2013; and
     (o) other unsecured Debt not otherwise permitted under this Section 6.02 in an aggregate principal amount outstanding at any time not to exceed $100,000,000.00; provided that, (i) before and after giving effect to the incurrence of such Debt, no Default or Event of Default shall have occurred or be continuing, (ii) the Leverage Ratio (calculated on a pro-forma basis as of the date of the issuance of such Debt after giving effect to the issuance of such Debt) shall not be greater than 2.40 to 1.00, (iii) the Fixed Charge Coverage Ratio (calculated on a pro-forma basis as of the date of the issuance of such Debt after giving effect to the issuance of such Debt) shall not be less than 1.50 to 1.00, and (iv) such Debt shall have a scheduled maturity date that is no earlier than April 1, 2013.
Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of Debt permitted under Section 6.02(h), Section 6.02(n), and Section 6.02(o) shall not exceed $250,000,000 at any time.
     2.19 Amendment to Section 6.03(b)(iii). Section 6.03(b)(iii) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (iii) the Parent and its Subsidiaries may sell, lease, transfer or otherwise dispose of any Property to third parties; provided that, all such asset sales to third parties permitted by this Section 6.03 during the fiscal year in which such asset sale occurs, shall not exceed in the aggregate 5% of Consolidated Tangible Net Worth as set forth in the Parent’s most recent Form 10-K;
     2.20 Amendment to Section 6.03(b)(iv). Section 6.03(b)(iv) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (iv) the Parent and its Subsidiaries may sell, discount, pledge or factor foreign accounts receivable, at face value or at a discount not to exceed 3%, without recourse or representation or warranty other than customary representations and warranties and recourse that would not prevent true sale treatment of such sale, discount or factor under GAAP; provided that no Event of Default has occurred and is continuing and that the Parent is in compliance with Sections 6.13 through 6.15 both before and after giving effect to such transaction;

     2.21 Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 6.04 Investments. Neither the Parent nor any of its Subsidiaries will make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person, except for:
     (a) capital contributions or investments made on or before the date hereof in any Domestic Subsidiary and in any Foreign Subsidiary in existence on the Closing Date, and additional capital contributions or investments in any Domestic Subsidiary or Foreign Subsidiary in existence on the Closing Date, provided that on the date of such investment and after giving effect thereto, such capital contributions or investments would be permitted under Section 6.02(b);
     (b) Liquid Investments provided, that such Liquid Investments are subject to lien in favor of Administrative Agent;
     (c) intercompany loans from the Parent to or from any of its Subsidiaries and intercompany loans between Subsidiaries, provided that on the date of such investment and after giving effect thereto, such Debt would be permitted under Section 6.02(b);
     (d) Acquisitions permitted under Section 6.18; and
     (e) investments in capital stock of publicly traded and non-publicly traded companies and loans or advances to third parties made in the ordinary course of business in an aggregate amount not to exceed 15% of Consolidated Tangible Net Worth at any time; provided that, the portion of such investments which constitute loans or advances to third parties made in the ordinary course of business or cash Investments in joint ventures shall not exceed an aggregate amount equal to 10% of Consolidated Tangible Net Worth at any time.
     2.22 Amendment to Section 6.07. Section 6.07 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 6.07 Restricted Payments. Neither the Parent nor any of its Subsidiaries shall make any Restricted Payments other than (i) Restricted Payments by Subsidiaries of the Parent to the Parent or another Subsidiary of the Parent and by the Parent to any of its Subsidiaries provided that on the date of such Restricted Payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing, in each case at the time of such Restricted Payment and (ii) purchases by the Parent of its common stock.

     2.23 Amendment to Section 6.12(i). Section 6.12(i) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     (i) change the flag of any Mortgaged Vessel without the prior written consent of the Administrative Agent to any jurisdiction other than the United States, Vanuatu, and Panama, such consent not to be unreasonably denied or delayed, provided that such Loan Party shall ratify and grant Liens on such Collateral and counsel for the Administrative Agent shall have confirmed that the Administrative Agent has an Acceptable Security Interest on such Collateral pursuant to the Security Documents.
     2.24 Amendment to Section 6.13. Section 6.13 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 6.13 Leverage Ratio. The Parent shall not permit its Leverage Ratio at the end of any fiscal quarter to be greater than 3.00 to 1.00.
     2.25 Amendment to Section 6.14. Section 6.14 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 6.14 Minimum Net Worth. The Parent shall not permit Consolidated Net Worth as of the last day of any fiscal quarter to be less than (a) 75% of Consolidated Net Worth as of September 30, 2007 plus (b) 50% of its Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ending on December 31, 2007, during which Consolidated Net Income is positive, but without reductions for any fiscal quarters during which Consolidated Net Income is negative plus (c) 75% of the Net Cash Proceeds from any Equity Issuance thereafter plus (d) 75% of the amount of any conversion of the Convertible Unsecured Debentures from debt to equity.
     2.26 Amendment to Section 6.15. Section 6.15 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 6.15 Minimum Fixed Charge Coverage Ratio. The Parent shall not permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter to be less than 1.25 to 1.00.
     2.27 Amendment to Section 6.18. Section 6.18 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 6.18 Acquisitions. For Acquisitions, the consent of the Lenders shall not be required so long as (i) the acquisition target is in the same or similar line of business as the Parent or any other Loan Party; (ii) the Parent or any other Loan Party is the surviving entity holding one hundred percent (100%) of the ownership interests in the Acquisition target; (iii) no Default or Event of Default shall exist before or after any Acquisition; (iv) the terms of Section 5.11 are satisfied; (v) the board of directors of the Acquisition target approves the Acquisition; (vi) after giving effect to any such Acquisition on a pro forma basis, the Leverage Ratio shall not be greater than 2.40 to 1.00; and (vii) after giving effect to any such Acquisition on a pro forma basis, the Fixed Charge Coverage Ratio shall not be less than 1.50 to 1.00.
     2.28 Amendment to Section 6.19. Section 6.19 of the Credit Agreement (Collateral Coverage Test) is hereby deleted and replaced in its entirety with the following:
     Section 6.19 [Intentionally omitted].
     2.29 Amendment to Section 7.01(f). Section 7.01(f) of the Credit Agreement is hereby amended by deleting each instance of the text “$5,000,000.00” and replacing it with “$15,000,000.00”
     2.30 Amendment to Section 11.01. Section 11.01 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:
     Section 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby and each Borrower, do any of the following: (x) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document (including, without limitation, unreimbursed Letter of Credit Obligations) or (y) postpone any date fixed for any scheduled payment or prepayment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (including, without limitation, unreimbursed Letter of Credit Obligations); and provided, further, that that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders and the Borrowers, do any of the following: (a) except as provided in Section 2.01(e), increase or extend the Commitments of the Lenders, (b) change the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under any other Credit Document, (c) amend, modify or waive Sections 2.07(e), 2.12, 7.06, 11.01, or any other provision providing for the pro rata nature of disbursements by or payments to the Lenders, (d) amend the definition of “Majority Lenders” or “Pro Rata Share”; and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Issuing Bank, as applicable, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Issuing Bank, as applicable, under this Agreement or any other Credit Document and (ii) no waiver of any of the conditions specified in Article III shall be effective against any Lender not executing such waiver. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Credit Document that relates only to the relationship of the Lenders among themselves, and that does not affect the rights or obligations of Borrowers or Guarantors, shall not require consent by or the agreement of Borrowers or Guarantors.
     2.31 Amendment to Schedule 1.01(d). Schedule 1.01(d) to the Credit Agreement (Revolving Commitments) is hereby deleted and replaced in its entirety with Schedule 1.01(d) attached hereto.
     2.32 Amendment to Schedule 4.17. Schedule 4.17 to the Credit Agreement (Mortgaged Vessels and Mortgaged Real Estate) is hereby deleted and replaced in its entirety with Schedule 4.17 attached hereto.
ARTICLE III
INCREASE OF COMMITMENTS
     As of the Effective Date, the aggregate Revolving Commitments shall be increased from $130,000,000 to $150,000,000 and the Swingline Commitment shall be increased from $10,000,000 to $25,000,000. Upon the effectiveness of this Amendment, each Lender’s Revolving Commitment shall be the Revolving Commitment set forth on the attached Schedule 1.01(d) and the Swingline Bank’s Swingline Commitment shall be $25,000,000. The commitment fees provided for in Section 2.03(a) of the Credit Agreement shall hereafter be computed on the basis of the Revolving Commitments, as so increased. Each Borrower shall prepay any Revolving Advances outstanding on the Effective Date (and pay any additional amounts required pursuant to Section 2.08 of the Credit Agreement) to the extent necessary to keep the outstanding Revolving Advances ratable with any revised Pro Rata Shares arising from any nonratable increase in the Revolving Commitments pursuant to this Amendment.
ARTICLE IV
CONSENT
     The Lenders hereby consent to (a) the release of the Administrative Agent’s Lien on each vessel owned by the Loan Parties on the Effective Date and currently subject to a Vessel Mortgage other than the vessels listed on Schedule 4.17 attached hereto and (b) the release of Global Industries (B) Sdn. Bhd. from its obligations as a Foreign Guarantor under the Foreign Guaranty and the other Credit Documents. The express consent set forth in this Article is the only consent provided by the Lenders pursuant to this Amendment, and all other rights and remedies of the Lenders under the Credit Agreement remain unchanged. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults with respect to the Credit Agreement or any other provision of any Credit Document.

ARTICLE V
CONDITIONS PRECEDENT
     5.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
     (a) Documentation. The Administrative Agent shall have received the following, each dated on or before the Effective Date, in form and substance satisfactory to the Administrative Agent and the Lenders:
     (i) this Amendment duly executed by the Borrowers, the Administrative Agent and each of the Lenders and all attached Exhibits and Schedules;
     (ii) (A) the attached Acknowledgment and Reaffirmation of the US Guaranty duly executed by each US Guarantor and (B) the attached Acknowledgment and Reaffirmation of the Foreign Guaranty duly executed by each Foreign Guarantor;
     (iii) (A) a Revolving Note by the Parent payable to the order of each Lender in the amount of such Lender’s Revolving Commitment as in effect on the Effective Date, (B) a Revolving Note by the Mexican Borrower payable to the order of each Lender in an amount equal to the lesser of $50,000,000 or 1/3rd of such Lender’s Revolving Commitment as in effect on the Effective Date, and (C) a Revolving Note by the Cayman Borrower payable to the order of each Lender in the amount of such Lender’s Revolving Commitment as in effect on the Effective Date;
     (iv) Swingline Notes executed by each Borrower payable to the order of the Swingline Bank in the amount of its Swingline Commitment;
     (v) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each of the Borrowers in all jurisdictions where reasonably required by the Administrative Agent;
     (vi) certificates from a Responsible Officer of the Parent stating that (A) all representations and warranties of the Loan Parties set forth in the Credit Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date; (B) no Default has occurred and is continuing; and (C) the conditions in this Article V have been met;
     (vii) copies, certified as of the Effective Date by a Responsible Officer of the appropriate Person of (A) the resolutions of the Board of Directors or its equivalent of each Borrower approving this Amendment and the other Credit Documents to which it is a party and the transactions contemplated hereby, (B) the organizational documents of each Borrower (or a statement that no amendments have been made to the organizational documents of such Borrower since June 30, 2006), and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Notes, and the other Credit Documents;
     (viii) certificates of a Responsible Officer of each of the Borrowers certifying the names and true signatures of officers of the Borrowers authorized to sign this Amendment, the Notes and the other Credit Documents to which such Borrowers are a party;
     (ix) a certificate from the Parent’s Chief Executive Officer, President or Chief Financial Officer addressed to the Administrative Agent and each of the Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent and shall state that, subject to the qualifications stated therein, after giving effect to the Borrowings contemplated under this Amendment and the other Credit Documents, (A) the fair value and present fair saleable value of the Parent’s and each of its Subsidiaries’ assets exceed its stated liabilities and identified Contingent Obligations; (B) the Parent and each of its Material Subsidiaries should be able to pay their debts as they become absolute and mature; and (C) the Parent and each of its Material Subsidiaries will have sufficient capital to engage in its business as management has indicated it is now conducted;
     (x) a certificate from the Parent’s Chief Executive Officer, President or Chief Financial Officer addressed to the Administrative Agent and each of the Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent and shall reaffirm that as of the Effective Date the Projections prepared by the Parent and delivered to the Administrative Agent are true and correct in all material respects based upon the assumptions stated therein and the best information reasonably available to such officer at the time such Projections were made and shall describe any changes therein and state that such changes shall not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change to occur;
     (xi) favorable opinions dated as of the Effective Date by each of (A) Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., counsel to the US Loan Parties, (B) Myers & Alberga, Cayman Islands counsel to the Loan Parties, (C) Garza Tello & Asociados, Mexican counsel to the Loan Parties, and (D) Bracewell & Giuliani LLP, special New York counsel to the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent; and
     (xii) such other documents, governmental certificates and agreements as the Administrative Agent and the Lenders may reasonably request.
       (b) Payment of Fees. The Borrowers shall have paid to the Administrative Agent (i) for the account of each Lender that executes and delivers its signature page hereto on or before the Effective Date, a fee equal to the sum of (A) 0.10% multiplied by such Lender’s existing Revolving Commitment (calculated prior to giving effect to the increase provided for in this Amendment, if any) and (B) 0.25% multiplied by the increase in such Lender’s Revolving Commitment provided for in this Amendment, if any (due and payable on the Effective Date), and (ii) all costs and expenses which have been invoiced and are payable pursuant to Section 11.04 of the Credit Agreement.
     (c) Security Documents. The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent in their discretion necessary to determine that arrangements have been made for the Administrative Agent for the benefit of Lenders to have an Acceptable Security Interest in the Collateral, including, without limitation, (i) lien, tax and judgment searches conducted on the Parent and the other Loan Parties reflecting no Liens other than Permitted Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Administrative Agent for the benefit of the Lenders and (ii) lien releases with respect to any Collateral currently subject to a Lien other than Permitted Liens.
     (d) No Default. No Default shall have occurred and be continuing.
     (e) Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement and the other Credit Documents shall be true and correct as of the date hereof, as if made on the date hereof.
     (f) No Material Adverse Change. No event or events which, individually or in the aggregate, has had or is reasonably likely to cause a Material Adverse Change shall have occurred since December 31, 2006.
     (g) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority (other than the GTM Settlement) shall be threatened or pending and, in addition, no preliminary or permanent injunction or order by a state or federal court shall have been entered in connection with this Amendments or the other Credit Documents or any transaction contemplated hereby or thereby or which, in any case, in the reasonable judgment of the Administrative Agent or the Majority Lenders, could reasonably be expected to cause a Material Adverse Change.
     (h) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Parent or other appropriate party) of all consents, licenses and approvals required, if any, from Governmental Authorities in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of this Amendment and the other Credit Documents. In addition, the Borrower and Subsidiaries shall have all material consents, licenses and approvals required in connection with the continued operation of the Parent and its Subsidiaries, and such approvals shall be in full force and effect.

     (i) Business Plan. The Administrative Agent and the Lenders shall have received true and correct copies of the Loan Parties and their Affiliates’ business and financial plan for the years 2007 through 2010, together with a written analysis of such business and financial plan, in form and substance satisfactory to the Administrative Agent.
     (j) Additional Information. The Administrative Agent shall have received such additional information which the Administrative Agent shall have reasonably requested, and such information shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
     (k) Collateral Coverage Ratio. The Collateral Coverage Ratio shall be no less than 1.50 to 1.00 after giving effect the increase in the Revolving Commitments contemplated by this Amendment.
ARTICLE VI
NO WAIVER
     6.01 No Waiver. Except as expressly provided in Article IV, nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of the Credit Agreement, the other Credit Documents, this Amendment, or of any other contract or instrument between any Borrower and the Administrative Agent or any Lender, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict performance by each Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent to thereafter demand strict compliance therewith. The Administrative Agent and each Lender hereby reserves all rights granted under the Credit Agreement, the other Credit Documents, this Amendment and any other contract or instrument between any of them.
ARTICLE VII
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
     7.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Credit Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Credit Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower hereby agrees that all liens and security interests securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Each Borrower, the Administrative Agent and the Lenders agree that the Credit Agreement, as amended hereby, and the other Credit Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     7.02 Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of such Borrower and will not violate the applicable organization or governing documents of any Borrower; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Credit Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by the Administrative Agent; (d) each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents; and (e) no Borrower has amended its applicable organizational or governing documents since the date of the Credit Agreement.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Credit Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent and Lenders to rely upon them.
     8.02 Reference to Credit Agreement. Each of the Credit Agreement and the other Credit Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Credit Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
     8.03 Expenses of the Administrative Agent. Each Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with any and all amendments, modifications, and supplements to the Credit Documents, including, without limitation, the reasonable costs and fees of the Administrative Agent’s legal counsel, and all costs and expenses incurred by the Administrative Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Credit Documents, including, without, limitation, the costs and fees of the Administrative Agent’s legal counsel.
     8.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     8.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.

     8.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.
     8.07 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent to or for any breach of or deviation from any covenant or condition by any Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
     8.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     8.09 Applicable Law. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank. Signatures on following pages.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

PARENT: GLOBAL INDUSTRIES, LTD.
By:	/s/ PETER S. ATKINSON
	Name:	Peter S. Atkinson
	Title:	President and Chief Financial Officer

MEXICAN BORROWER: GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V
By:	/s/ RUSSELL ROBICHEAUX
	Name:	Russell Robicheaux
	Title:	Attorney-in-fact/ A poderado

CAYMAN BORROWER: GLOBAL INDUSTRIES INTERNATIONAL, L.P. By: Global Industries International, L.L.C., its general partner
By:	/s/ PETER S. ATKINSON
	Name:	Peter S. Atkinson
	Title:	President

Signature Page to Amendment No. 3 to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

CALYON NEW YORK BRANCH, as Administrative Agent, Issuing Bank and as a Lender
By:	/s/ DENNIS PETITO
	Name:	Dennis Petito
	Title:	Managing Director

By:	/s/ MICHAEL WILLIS
	Name:	Michael Willis
	Title:	Director

Signature Page to Amendment No. 3 to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

LENDERS: WHITNEY NATIONAL BANK
By:	/s/ KEVIN P. RAFFERTY
	Name:	Kevin P. Rafferty
	Title:	Senior Vice President

Signature Page to Amendment No. 3 to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

NATIXIS (formerly known as Natexis Banques Populaires)
By:	/s/ RENAUD D’HERBES
	Name:	Renaud d’Herbes
	Title:	Senior Managing Director

By:	/s/ LOUIS P. LAVILLE, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

Signature Page to Amendment No. 3 to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

FORTIS CAPITAL CORP.
By:	/s/ ALISON BARBER
	Name:	Alison Barber
	Title:	Vice President

By:	/s/ C. TOBIAS BACKER
	Name:	C. Tobias Backer
	Title:	Director

Signature Page to Amendment No. 3 to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

ACKNOWLEDGMENT AND REAFFIRMATION OF
SECOND AMENDED AND RESTATED US GUARANTY
Each of the undersigned (each a “US Guarantor” and collectively the “US Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of October ___, 2007 among (a) GLOBAL INDUSTRIES, LTD., a Louisiana corporation, GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable, and GLOBAL INDUSTRIES INTERNATIONAL, L.L.C., a Louisiana limited liability company, in its capacity as general partner of GLOBAL INDUSTRIES INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership, (b) the financial institutions parties thereto; and (c) Calyon New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and (ii) reaffirms its obligations under the Second Amended and Restated US Guaranty dated as of June 30, 2006 by the US Guarantors in favor of the Administrative Agent for the benefit of the Beneficiaries (as defined therein).

GLOBAL INDUSTRIES, LTD.
By:	/s/ PETER S. ATKINSON
	Name:	Peter S. Atkinson
	Title:	President and Chief Financial Officer

GIL HOLDINGS, L.L.C.
GLBL HOLDINGS, L.L.C.
GLOBAL DIVERS AND CONTRACTORS, L.L.C.
GLOBAL INDUSTRIES INTERNATIONAL, L.L.C.
GLOBAL INDUSTRIES OFFSHORE, L.L.C.
GLOBAL PIPELINES PLUS, L.L.C.
GLOBAL MOVIBLE OFFSHORE, L.L.C.
NORMAN OFFSHORE PIPELINES, L.L.C.
PIPELINES, L.L.C.
SUBTEC MIDDLE EAST LIMITED

By:	/s/ RUSSELL ROBICHEAUX
	Name:	Russell Robicheaux
	Title:	Director

Acknowledgment and Reaffirmation of
Second Amended and Restated US Guaranty

ACKNOWLEDGMENT AND REAFFIRMATION OF
SECOND AMENDED AND RESTATED FOREIGN GUARANTY
Each of the undersigned (each a “Foreign Guarantor” and collectively the “Foreign Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of October ___, 2007 among (a) GLOBAL INDUSTRIES, LTD., a Louisiana corporation, GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable, and GLOBAL INDUSTRIES INTERNATIONAL, L.L.C., a Louisiana limited liability company, in its capacity as general partner of GLOBAL INDUSTRIES INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership, (b) the financial institutions parties thereto; and (c) Calyon New York Branch, as administrative agent (in such capacity, the “Administrative Agent”). and (ii) reaffirms its obligations under the Second Amended and Restated Foreign Guaranty dated as of June 30, 2006 by the Foreign Guarantors in favor of the Administrative Agent for the benefit of the Beneficiaries (as defined therein).

GLOBAL INDUSTRIES INTERNATIONAL, L.P. By: Global Industries International, L.L.C., its general partner
By:	/s/ PETER S. ATKINSON
	Name:	Peter S. Atkinson
	Title:	President

GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V.
By:	/s/ RUSSELL ROBICHEAUX
	Name:	Russell Robicheaux
	Title:	Attorney-in-fact/Apoderado

GLOBAL INTERNATIONAL VESSELS, LTD. GLOBAL OFFSHORE INTERNATIONAL, LTD.
By:	/s/ PETER S. ATKINSON
	Name:	Peter S. Atkinson
	Title:	President

Acknowledgment and Reaffirmation of
Second Amended and Restated Foreign Guaranty

GLOBAL INDUSTRIES OFFSHORE NETHERLANDS, BV
By:	/s/ RUSSELL ROBICHEAUX
	Name:	Russell Robicheaux
	Title:	Director

By:	/s/ PETER S. ATKINSON
	Name:	Peter S. Atkinson
	Title:	Director

GIL MAURITIUS HOLDINGS, LTD.
By:	/s/ RUSSELL ROBICHEAUX
	Name:	Russell Robicheaux
	Title:	Director

GLOBAL INDUSTRIES MEXICO HOLDINGS, S. DE R.L. DE C.V. GLOBAL VESSELS MEXICO, S. DE R.L. DE C.V. GLOBAL INDUSTRIES OFFSHORE SERVICES, S. DE R.L. DE C.V. GLOBAL INDUSTRIES SERVICES, S. DE R.L. DE C.V.

By:	/s/ RUSSELL ROBICHEAUX
	Name:	Russell Robicheaux
	Title:	Attorney-in-fact/Apoderado

Acknowledgment and Reaffirmation of
Second Amended and Restated Foreign Guaranty

SCHEDULE 1.01(d)
REVOLVING COMMITMENTS

Calyon New York Branch	$40,000,000.00
Natexis Banques Populaires	$40,000,000.00
Whitney National Bank	$40,000,000.00
Fortis Capital Corp.	$30,000,000.00

TOTAL	$150,000,000.00

Schedule 1.01(d) — Page 1

SCHEDULE 4.17
MORTGAGED VESSELS AND MORTGAGED REAL ESTATE

Morgtaged Vessels:

Owner:	Global Piplelines Plus, L.L.C.
	Vessel Name:	Official Number	Flag
	Cherokee	D520180	USA
	Chickasaw	D525459	USA

Owner:	Global International Vessels, LTD.
	Vessel Name:	Official Number:	Flag
	DLB 264	1104	Vanuatu
	DLB 332	1042	Vanuatu
	Global Shawnee	1058	Vanuatu

Owner:	Global Offshore International, LTD.
	Vessel Name:	Official Number:	Flag
	Global Cheyenne	935	Vanuatu
	Global Seminole	1078	Vanuatu
	Global Comanche	1070	Vanuatu
	Global Iroquois	893	Vanuatu

Owner:	Global Industries, LTD.
	Vessel Name:	Official Number:	Flag
	Global Pioneer	D1040503	USA
Mortgaged Real Estate: 8000 Global Drive, Carlyss, Louisiana 70665

Schedule 4.17 — Page 1